8x8 Appoints Samuel Wilson as CEO

CAMPBELL, Calif. – May 31, 2023 — 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud communications platform provider, today announced the appointment of Samuel Wilson as the company’s Chief Executive Officer and a member of the Company’s Board of Directors, effective May 26, 2023. Wilson has served as interim CEO since November 2022, while the Board conducted an extensive search.

“Sam’s performance during his tenure as interim CEO has been outstanding and made him the clear choice for CEO,” said Jaswinder Pal Singh, Chairman of the Board at 8x8. “He has demonstrated remarkable leadership skills, a deep understanding of the industry, and a clear vision for the future of 8x8. He has a deep commitment to delivering shareholder value and we have full confidence that he is the right person to lead the company into its next phase of growth and success.”

Wilson brings more than 25 years of executive experience in the technology sector, including extensive expertise in cloud-based communications, collaboration platforms, and enterprise software solutions. Prior to his role as interim CEO at 8x8, he served as the company's Chief Financial Officer, where he played a pivotal role in driving operational efficiency and strategic initiatives, including significantly reducing GAAP net losses, overseeing a return to non-GAAP profitability, the acquisition of Fuze, and increased investment in innovation. Wilson possesses in-depth knowledge of the growth and expense drivers of the business and has held multiple leadership positions within 8x8, including Chief Financial Officer, Chief Customer Officer and Managing Director of EMEA, and Senior Vice President responsible for e-commerce, global small business and U.S. mid-market.

“I am honored and thrilled to accept the role of CEO at 8x8,” said Samuel Wilson. “We have an exceptional team, a remarkable product portfolio, a relentless focus on innovation, mixed with a commitment to exceptional customer service. I am excited about the opportunity to lead 8x8 into its next chapter, driving growth and delivering unparalleled value to our customers around the world.”

Under Wilson, 8x8 will continue to expand its integrated Contact Center and Unified Communications XCaaS platform, invest in building its ecosystem of innovative technology and service partners to expand the portfolio of AI/ML solutions available on the XCaaS platform, and deliver superior communications experiences to businesses around the world. With a commitment to customer experience and a dedication to product excellence, he will steer 8x8 toward new opportunities for growth and market leadership.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements related to the Company’s future product strategies, investments in innovation, and new opportunities for growth and market leadership. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to 8x8’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. 8x8 undertakes no obligation to update any forward-looking statements.

About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, eXperience Communications Platform™ are trademarks of 8x8, Inc.

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